EXHIBIT 2

STATE OF MINNESOTA
SECRETARY OF STATE
ARTICLES OF INCORPORATION
BUSINESS AND NONPROFIT CORPORATIONS

PLEASE TYPE OF PRINT LEGIBLY IN BLACK INK.
Please read the directions on the reverse side before completing this form. All information on this is public information.

TO EXPEDITE THE RETURN OF YOUR DOCUMENTS, PLEASE SUBMIT A STAMPED, SELF-ADDRESSED ENVELOPE.

The undersigned incorporator(s) is an (are)individual(s) 18 years of age or older and adopt the following articles of incorporation to form a (mark ONLY one):

[X] FOR-PROFIT BUSINESS CORPORATION (Chapter 302A)
[ ] NONPROFIT CORPORATION (Chapter 317A)

                                 ARTICLE 1 NAME

The name of the corporation is

                            UPDATE CONSULTANT, INC.
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(Business Corporation institute must include a corporate assignation such as
Incorporated, Corporation, Company, Limited or an abbreviation of one of these words.)

                 ARTICLE II REGISTERED OFFICE ADDRESS AND AGENT

The registered office address of the corporation is:

15187 Edge Water Circle, Prior Lake, MN, 55372
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(A complete street address or rural route and rural route box number is required the address cannot be P.O. Box) City State Zip

The registered agent at the above address is:            Paul Holmquist
                                             -----------------------------------
(Note: You are not required to have a registered agent.)

                               ARTICLE III SHARES

The corporation is authorized to issue a total of 1,000,000 shares. (If you are a business corporation you must authorize at least one share. Nonprofit corporations are not required to have shares.)

                            ARTICLE IV INCORPORATORS

I (we), the undersigned incorporator(s) certify that I am (we are) authorized to execute these articles and that the information in these articles is true and correct. I (We) also understand that if any of this information is intentionally or knowingly misstated that criminal penalties will apply as if I had signed these articles under oath. (Provide the name and address of each incorporator. Each incorporator must sign below. List the incorporators on an additional sheet if you have more than two incorporators.)

Paul Holmquist 15187 Edge Water Circle, Prior Lake, MN, 55372
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Name           Street                   City      State Zip           Signature

                                        (for)        /s/ PAUL B. HOLMQUIST
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Name           Street                   City      State Zip           Signature

List the Standard Industrial Classification Code (SIC) that most accurately describes the nature of the business of this corporation. Select one of the 2-digit SIC Codes listed on the backside of this form. 89

Print name and phone number of person to be contacted if there is a question about the truth of these articles.

     STATE OF MINNESOTA                   Paul Holmquist FILED (612)-447-7677
    DEPARTMENT OF STATE                   -----------------------------------
           FILED                          Name                   Phone Number
        DEC 3, 1996

  /s/ JOAN ANDERSON GROWE
     Secretary of State

                             ARTICLES OF AMENDMENT
                                       OF
                            UPDATE CONSULTANT, INC.

      The undersigned corporation hereby adopt the following Articles of Amendment, which replace and supersede prior Articles filed

                           ARTICLES OF INCORPORATION
                                       OF
                            UPDATE CONSULTANT, INC.

The undersigned incorporator, being a natural person, 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation;

                                   ARTICLE I

The name of the corporations Emerald - Shade, Inc.

                                   ARTICLE II

      The registered office of the corporation is located at The Executive Center, 320 East Main Street, Anoka, Minnesota, 55303, and the registered agent at that address is Carla Wirth.

                                  ARTICLE III

      The name and address of the incorporator is Brian Nelson, 24686 113th Street, Zimmerman, Minnesota 55398.

                                   ARTICLE IV

      The corporation is authorized to issue an aggregate total of 150,000,000 shares.

                                   ARTICLE V

      In addition to the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restrictions, dividend, time and place of redemption, and conversion right with respect to any stock of the corporation.

                                   ARTICLE VI

      Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                  ARTICLE VII

      No holder of stock of this corporation shall be entitled to any cummulative voting rights.

                                  ARTICLE VIII

      No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

      IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation, this 31st day of December, 1996.

                                                            /s/ BRIAN NELSON
                                                            Brian Nelson

STATE OF MINNESOTA)
                  )ss.
COUNTY OF HENNEPIN)

Subscribed and sworn to before me
this 31 day of December, 1996.

/s/ Connie S. Krinken
Notary Public

      The amendment was adopted by the shareholders, on the 31st day of December, 1996.

                                                            /s/ BRIAN NELSON
                                                                Brian Nelson

    STATE OF MINNESOTA
    DEPARTMENT OF STATE
          FILED
       JAN 06 1997
  /s/ JOAN ANDERSON GROWE
     Secretary of State

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                               STATE OF MINNESOTA
                               SECRETARY OF STATE

                          Certificate of Good Standing

      I, Mary Kiffmeyer, Secretary of State of Minnesota, do certify that: the corporation listed below is a corporation formed under the laws of Minnesota; that the corporation was formed by the filing of Articles of Incorporation with the Office of the Secretary of State on the date listed below; that the corporation is governed by the chapter of Minnesota Statutes listed below; that this corporation is authorized to do business as a corporation at the time this certificate is issued; and that amendments to the articles of that corporation were filed on the dates listed below.

      Name: Microbest, Inc.

      Date Formed: 12/03/1996

      Chapter Governed By: 302A

      Amendments Filed On:
12/03/1996-ORIG FILING-15187 Edge Water Circle
          -           -Prior Lake           MN 55372
          -NAME       -UPDATE CONSULTANT, INC.

                                                             /s/ MARY KIFFMEYER
                                                             Secretary of State.
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
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                              EMERALD SHADE, INC.
                              320 EAST MAIN STREET
                                ANOKA, MN 55303

                           -------------------------

                                   RESOLUTION

      A meeting of the Boardmembers and Shareholders of EMERALD SHADE, INC. Was held in Minneapolis, Minnesota on March 11, 1997 and unanimously adopted the following resolutions:

          BE IT RESOLVED:

NAME CHANGE

      THAT the name of the company be changed from EMERALD SHADE, INC. to MICROBEST, INC.

FORWARD STOCK SPLIT

      THAT the common stock of the company be increased by the ratio of 2.25 to 1.

CANCELLATION OF RULE 144 RESTRICTED COMMON STOCK

      THAT the Rule 144 restricted common stock issued as a part of the Rule 504 Unit offering be canceled.

CANCELLATION OF A AND B WARRANT

      THAT the A and B warrants issued as a part of the Rule 504 unit offering be canceled.

EMERALD SHADE, INC.

Per: /s/ BRIAN NELSON
     Brian Nelson - CEO

Per: /s/ CONNIE CHIVIDSON
     Connie Chividson, Secretary/Treasurer

                             ARTICLES OF AMENDMENT

                                       OF

                              EMERALD-SHADE, INC.

      The undersigned corporation hereby adopt the following Articles of Amendment which replace the following Articles:

                                    ARTICLE 1

      The name of the corporation is Microbest, Inc.

      IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed this _____ day of March, 1997.

                                                       /s/ BRIAN NELSON
                                                       Brian Nelson
STATE OF MINNESOTA)
                  )ss.
COUNTY OF HENNEPIN)

Subscribed and sworn to before me
this 17 day of March, 1997.

/s/ Nancy E. Newman
Notary Public - Minnesota          My Comm. Expires Jan. 31, 2000

      The amendment was adopted by the shareholders, on the 27th day of February 1997.

                                                       /s/ BRIAN NELSON
                                                       Brian Nelson

    STATE OF MINNESOTA
    DEPARTMENT OF STATE
          FILED
       MAR 12 1997
  /s/ JOAN ANDERSON GROWE
     Secretary of State